                                                                    EXHIBIT 12.1


        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                        (IN MILLIONS, EXCEPT RATIO)

                             PREDECESSOR COMPANY UK GAAP        PREDECESSOR COMPANY US GAAP
                         ----------------------------------- ----------------------------------
                                                                YEAR ENDED       PERIOD FROM
                                YEAR ENDED MARCH 31,             MARCH 31,     APRIL 1, 1995 TO
                         -----------------------------------    ----------      SEPTEMBER 17,
                           1992     1993     1994     1995     1994     1995         1995
                         -------- -------- -------- -------- -------- -------- ----------------
                         (Pounds) (Pounds) (Pounds) (Pounds) (Pounds) (Pounds)     (Pounds)
Fixed charges:
 Interest expense on
  debt..................   15.7     13.6     10.8     11.3     11.0     11.0          5.0
                           ====    =====    =====    =====    =====    =====         ====
Earnings:
 Consolidated net in-
  come..................   62.3     77.7     92.9     85.9     88.0     94.0         24.0
 Extraordinary loss
  (gain)................     --       --       --     20.0       --       --           --
 Consolidated provision
  for income taxes......   20.7     23.4     23.9     25.6     43.0     50.0         13.0
 Discontinued opera-
  tions, net............     --       --     (2.1)    (1.3)      --      7.0          1.0
 Fixed charges..........   15.7     13.6     10.8     11.3     11.0     11.0          5.0
                           ----    -----    -----    -----    -----    -----         ----
                           98.7    114.7    125.5    141.5    142.0    162.0         43.0
                           ====    =====    =====    =====    =====    =====         ====
Ratio of earnings to
 fixed changes..........    6.3      8.4     11.6     12.5     12.9     14.7          8.6
                           ====    =====    =====    =====    =====    =====         ====

                                                              PREDECESSOR COMPANY  SUCCESSOR COMPANY
                              SUCCESSOR COMPANY US GAAP             US GAAP             US GAAP
                         ------------------------------------ ------------------- -------------------
                             INCEPTION          PRO FORMA          PRO FORMA
                         (JUNE 23, 1995) TO FISCAL YEAR ENDED  SIX MONTHS ENDED    SIX MONTHS ENDED
                           MARCH 31, 1996    MARCH 31, 1996   SEPTEMBER  30, 1995 SEPTEMBER  30, 1996
                         ------------------ ----------------- ------------------- -------------------
                              (Pounds)          (Pounds)           (Pounds)            (Pounds)
Fixed charges:
 Interest expense on
  debt..................        28.0               66.0              39.0                26.0
                               =====              =====              ====                ====
Earnings:
 Consolidated net in-
  come..................        59.0               56.0               5.0                19.0
 Extraordinary loss
  (gain)................        (6.0)              (6.0)               --                  --
 Consolidated provision
  for income taxes......        28.0               30.0               3.0                11.0
 Discontinued opera-
  tions, net............          --                1.0                --                  --
 Fixed charges..........        28.0               66.0              39.0                26.0
                               -----              -----              ----                ----
                               109.0              147.0              47.0                56.0
                               =====              =====              ====                ====
Ratio of earnings to
 fixed changes..........         3.9                2.2               1.2                 2.2
                               =====              =====              ====                ====